Securities Purchased Pursuant to Rule 10F3
Morgan Grenfell High Yield Bond Fund April to June 2000

				Security Purchased			Comparison Security		Comparison Security

Issuer			MGM Grand					Park Place Entertainment	Hollywood Casino

Underwriters		B of A, DB Alex. Brown			Norwest				Bear Stearns, BofA, CSFB,
															Lehman, Prudential

Years of continuous
operation, including
predecessors		> 3 years					> 3 years				> 3 years

Security 			MGG 9.75%, 6/1/07				PPE 9.375%, 2/15/07		HWD 11.25%, 5/1/07

Is the affiliate a
manager or co-manager
of offering?		co-manager					no					no

Name of underwriter or
dealer from which
purchased			Nationsbank					n/a					n/a

Firm commitment
underwriting?		yes						yes					yes

Trade date/Date of
Offering			5/22/2000					2/15/2000				5/14/1999

Total dollar amount
of offering sold to
QIBs				$710,000,000				$500,000,000			$-

Total dollar amount of
any concurrent public
offering	 		$- 				  		$-   					$310,000,000

Total				$710,000,000				$500,000,000			$310,000,000

Public offering price	98.76 					100.000				100.00

Price paid if other
than public offering
price				same 						n/a					n/a

Underwriting spread or
commission			1.61%						1.75%					0.25%

Rating			Ba2/BB+					Ba2/BB+				B3/B

Current yield		9.87%						9.375%				11.25%

Total par value
purchased			$2,000,000					n/a					n/a

$ amount of purchase	$1,975,260					n/a					n/a

% of offering purchased
by fund			0.28%						n/a					n/a

% of offering purchased
by associated funds	0.00%						n/a					n/a

Total				0.28%						n/a					n/a
